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                                                                December 1, 1997



                                ARTICLES OF AMENDMENT
                                       TO THE
                    AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                          OF
                              RECYCLING INDUSTRIES, INC.

                                 -------------------

             DESIGNATION OF PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS
                                        OF THE
                   SERIES E REDEEMABLE CONVERTIBLE PREFERRED STOCK
                            PURSUANT TO SECTION 7-106-102
                                        OF THE
                          COLORADO BUSINESS CORPORATION ACT

                                 -------------------


    Recycling Industries, Inc., a corporation organized and existing under the laws of the State of Colorado (the "Company"), DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Company on November 17, 1997:

    RESOLVED, that the Board of Directors, pursuant to the authority vested in it by the provisions of the Company's Amended and Restated Articles of Incorporation, hereby (a) revokes its previous designation of a series of preferred stock consisting of 10,000 shares called the "Convertible Preferred Stock, Series E" because no shares of that series were ever issued; and (b) establishes a series of preferred stock, consisting of 10,000 shares, which shall be designated as the "Series E Redeemable Convertible Preferred Stock," and shall have the powers, preferences, rights, qualifications, limitations and restrictions as set forth in Attachment A attached hereto.

    IN WITNESS WHEREOF, the undersigned hereby acknowledges under penalty of perjury that the execution of this instrument is the Company's act and deed.

                                  RECYCLING INDUSTRIES, INC.


December 4, 1997                  By /s/ Brian L. Klemsz
                                    -------------------------
                                     Brian L. Klemsz, Chief
                                     Financial Officer



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                                                                    ATTACHMENT A

             DESIGNATION OF PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS
                                        OF THE
                   SERIES E REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                          OF
                              RECYCLING INDUSTRIES, INC.



    1. DESIGNATION AND AMOUNT. The distinctive designation of such series is "Series E Redeemable Convertible Preferred Stock, without par value" (the "Series E Preferred Stock") of Recycling Industries, Inc., a Colorado corporation (the "Company"), the number of shares constituting this series shall be 10,000, and the aggregate stated value of such shares shall be $3,000,000, or $300 per share.

    2. DIVIDEND RIGHTS. The holders of the Series E Preferred Stock shall not be entitled to dividends.

    3. LIQUIDATION PREFERENCE. The Series E Preferred Stock shall have no liquidation preferences with respect to any other class or series of the Company's common stock, $.001 par value per share (the "Common Stock") or preferred stock.

    4. VOTING RIGHTS. The holders of outstanding shares of Series E Preferred Stock shall not be entitled to vote on any matters submitted to the shareholders of the Company except as otherwise required by law, in which case every holder of Series E Preferred Stock shall be entitled to one vote for each such share.

    5.    CONVERSION OF THE SERIES E PREFERRED STOCK.

         (a) AUTOMATIC CONVERSION.  The outstanding shares of Series E
Preferred Stock shall automatically and without any further action on the part of the owner and holder thereof, convert on the third anniversary of the date of original issuance thereof (the "Automatic Conversion Date") at the office of the Company or any transfer agent for the Series E Preferred Stock. On the Automatic Conversion Date, each outstanding share of Series E Preferred Stock will be converted into that number of shares of Common Stock whose average Market Price for the ten trading days preceding the Automatic Conversion Date is equivalent to the stated value per share of Series E Preferred Stock of $300.

         (b) VOLUNTARY CONVERSION. The Company and the holder(s) of the Series E Preferred Stock may mutually agree to partial or full conversion at any time prior to the Automatic Conversion Date, with each outstanding share of Series E Convertible Preferred Stock being converted early being converted into that number of shares of Common Stock whose


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average Market Price for the ten trading days preceding the date of conversion is equivalent to the stated value per share of Series E Preferred Shares of $300.

         (c) DEFINITION OF MARKET PRICE. For purposes of this Section 5, "Market Price" means the closing price for the Common Stock if it is listed on a national securities exchange or the Nasdaq National Market System or the average of the last reported bid and asked price for the Common Stock as reported on the Nasdaq SmallCap Market System or on the electronic bulletin board or, if none, the National Quotation Bureau, Inc.'s "Pink Sheets."

         (d) MECHANICS OF CONVERSION. Upon surrender of the certificates representing the Series E Preferred Stock being converted, the Company shall within three business days of receipt of the original certificates or certificates representing the shares of Series E Preferred Stock to be converted, issue and deliver or cause to be issued and delivered to such holder of Series E Preferred Stock, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

         (e) AUTOMATIC CONVERSION UPON MERGER/CONSOLIDATION/SALE OF ASSETS. Notwithstanding any other provisions found in this designation, if a consolidation or merger of the Company with or into another company or entity occurs and the Company is not the surviving entity, or if the Company sells substantially all of its assets not in the ordinary course of business, the Series E Preferred Shares will immediately and automatically convert into that number of shares of Common Stock whose average Market Price for the ten trading days preceding the date of consolidation, merger or asset sale is equivalent to $3,000,000.

         (f) FRACTIONAL SHARES. Any fractional shares resulting from a conversion shall be rounded to the next highest whole share of Common Stock.

         (g) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series E Preferred Stock, a number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred Stock.

    6.   REDEMPTION RIGHTS.  At any time prior to the conversion set forth in
Section 5, the Company shall have the right to redeem the outstanding shares of Series E Preferred Stock, in whole or in part, at a cash redemption price of $300 per share of Series E Preferred Stock outstanding (the "Cash Redemption Price"); PROVIDED, HOWEVER, that the Company shall not be entitled to redeem any shares of Series E Preferred Stock unless it has given the holder of such shares written notice of such redemption (the "Redemption Notice"). If the Company delivers a timely Redemption Notice, the Cash Redemption Price shall be paid to the holder of the shares to be redeemed within five business days of the surrender of the certificates representing the Series E Preferred Stock being redeemed.


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    7. NOTICES.  Any notice required by the provisions of this Certificate to be given to the holder of shares of the Series E Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Company. All notices shall state the date of conversion or redemption, as the case may be.

    8. PAYMENT OF TAXES. The holder of the Series E Preferred Stock will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series E Preferred Stock.





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